Exhibit 3.33

ARTICLES OF INCORPORATION

OF

WHOLESALE TIRE DISTRIBUTORS OF WYOMING,

We, the undersigned natural persons of the age of twenty-one(21) years or more have this day voluntarily associated ourselves together acting as incorporators for the purpose of forming a corporation under the Wyoming Business Corporation Act and adopt the following Articles of Incorporation for such corporation.

ARTICLE I

NAME AND DURATION.

The name of the corporation shall be WHOLESALE TIRE DISTRIBUTORS OF WYOMING, INC. Its duration shall be perpetual.

ARTICLE II

PURPOSE.

The principal purpose for which the corporation is organized is to engage in the wholesale sale of passenger, truck and other vehicle tires and products and service related or incident thereto. The corporation shall further be authorized to acquire, manage, mortgage, pledge or otherwise deal in real or personal property, to participate in general or limited partnerships to establish and franchise other similar business and to carry on such other business as may be necessary, convenient or desirable and to engage in all other activities and businesses not prohibited by law.

ARTICLE III

CAPITAL STRUCTURE.

The aggregate number of shares which the corporation shall have authority to issue is 50,000 shares of common stock having a par value of One Dollar ($1.00) each for a total capitalization of Fifty Thousand DOLLARS ($50,000.00) When fully paid such stock shall be voting, nonassessable and not subject to call.

The corporation shall have the power to adopt by appropriate by-law, a provision or provisions restricting the sale or transfer of shares of stock provided the same shall be in accordance with applicable law, and this restriction on the right of each stockholder to sell a shareholder’s stock, if any is made, shall be shown on the stock certificate at the time it is issued, or if issued prior thereto, at the time said restriction is adopted provided, however, the authority contained in this article shall not be construed to contravene pretemptive rights granted by law.

ARTICLE IV

COMMENCING BUSINESS.

The corporation shall not commence business until consideration of the value of at least $1,000.00 has been received for the issuance of shares.

ARTICLE V

MANAGEMENT OF CORPORATION.

The regulation of the internal affairs and the activities and duties of the officers and directors are set forth in the bylaws. The bylaws may be adopted, amended or repealed by a majority vote of the directors voting at a meeting attended by a majority of the directors or by a majority vote of the shareholders voting at a shareholders’ meeting.

ARTICLE VI

INITIAL REGISTERED OFFICE AND AGENT.

The address of the initial registered office of the corporation is 1768 North 15th, Laramie, Wyoming, and the name of the initial registered agent is William Stringer.

ARTICLE VII

DIRECTORS.

The number of directors constituting the initial board of directors of the corporation is three (3) , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
Larry C. Nicholls	1138 Mountain Road Logan, Utah 84321

Vicki Nicholls	1138 Mountain Road Logan, Utah 84321

William Stringer	1768 N. 15th Laramie, Wyoming 81070

ARTICLE VIII

INCORPORATORS.

The undersigned are incorporators and their addresses are:

NAME	ADDRESS
Larry C. Nicholls	1138 Mountain Road Logan, Utah 84321

Vicki Nicholls	1138 Mountain Road Logan, Utah 84321

Carl E. Malouf	1221 Thrushwood Logan, UT 84321

DATED this 22nd day of July, 1983

/S/ LARRY C. NICHOLLS
Larry C. Nicholls

/S/ VICKI NICHOLLS
Vicki Nicholls

/S/ CARL E. MALOUF
Carl E. Malouf

(Incorporators)

STATE OF UTAH	)
	)	ss.
County of Cache	)

I, Deborah Miller, a Notary Public hereby certify that on the 22nd day of July, 1983, personally appeared before me, LARRY C. NICHOLLS, VICKI NICHOLLS AND CARL E. MALOUF who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing instrument as incorporators and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22nd day of July, 1983.

/S/ DEBORAH MILLER
NOTARY PUBLIC
Commission Expires: 5/22/87

Residing at:

Logan, Utah